
City View Medical Plaza
Nashville, TN

Earnings Release and Supplemental Report

Second Quarter 2023

Healthpeak
PROPERTIES



Hayden Research Campus
Lexington, MA

TABLE OF
Contents

Healthpeak Properties Reports Second Quarter 2023 Results and Declares Quarterly Cash Dividend on Common Stock

DENVER, July 27, 2023 - Healthpeak Properties, Inc. (NYSE: PEAK), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, today announced results for the second quarter ended June 30, 2023.

SECOND QUARTER 2023 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Net income of $0.09 per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.45 per share, AFFO of $0.40 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 4.8%
- Second quarter new and renewal lease executions totaled 745,000 square feet:
  - Outpatient Medical new and renewal lease executions totaled 595,000 square feet
  - Lab new and renewal lease executions totaled 150,000 square feet
    - Signed letters of intent on an additional 196,000 square feet of lab leases
- Placed in service the 100% leased Nexus on Grand lab development in South San Francisco
- Balance Sheet:
  - In May 2023, issued $350 million of fixed rate 10-year senior unsecured notes
  - Net debt to Adjusted EBITDAre was 5.1x as of June 30, 2023
- Updated full year 2023 diluted earnings guidance to a range of $0.49 – $0.53 per share; increased the midpoint of 2023 FFO as Adjusted guidance by $0.01 per share and increased Total Portfolio Same-Store Cash (Adjusted) NOI growth guidance by 25 basis points
- Healthpeak's Board of Directors declared today a quarterly common stock cash dividend of $0.30 per share to be paid on August 18, 2023, to stockholders of record as of the close of business on August 7, 2023
- Published 12th annual ESG report covering environmental, social, and governance initiatives and performance

SECOND QUARTER COMPARISON

(in thousands, except per share amounts)	Three Months Ended June 30, 2023 Amount		Three Months Ended June 30, 2023 Per Share	Three Months Ended June 30, 2022 Amount		Three Months Ended June 30, 2022 Per Share
Net income, diluted	$ 51,750	$	0.09	$ 68,057	$	0.13
Nareit FFO, diluted	247,754		0.45	238,506		0.44
FFO as Adjusted, diluted	251,540		0.45	238,829		0.44
AFFO, diluted	223,197		0.40	197,244		0.36

YEAR TO DATE COMPARISON

(in thousands, except per share amounts)	Six Months Ended June 30, 2023 Amount		Six Months Ended June 30, 2023 Per Share	Six Months Ended June 30, 2022 Amount		Six Months Ended June 30, 2022 Per Share
Net income, diluted	$ 169,449	$	0.31	$ 137,693	$	0.26
Nareit FFO, diluted	478,200		0.86	484,287		0.89
FFO as Adjusted, diluted	483,421		0.87	476,014		0.87
AFFO, diluted	433,195		0.78	400,921		0.74

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI, and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "June 30, 2023 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY

The table below outlines the year-over-year three-month and year-to-date SS Cash (Adjusted) NOI growth.

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth

	Three Month		Year-To-Date	
	SS Growth %	**% of SS**	**SS Growth %**	**% of SS**
Lab	3.8%	47.9%	4.9%	47.6%
Outpatient Medical	2.5%	41.0%	3.1%	41.4%
CCRC	19.3%	11.1%	14.3%	11.0%
Total Portfolio	**4.8%**	**100.0%**	**5.1%**	**100.0%**

NEXUS ON GRAND DEVELOPMENT

During the second quarter, Healthpeak placed in service Nexus on Grand, a 100% leased lab development representing $161 million of investment.

Prominently located on East Grand Avenue in the heart of South San Francisco, Nexus on Grand features state-of-the-art lab space and includes a café, fitness center, and several indoor and outdoor meeting areas within its entry plaza. Combined with Healthpeak's other South San Francisco properties, the campus brings our ownership in the submarket to over 4.5 million square feet with an approximate 40% share of the total investor-owned lab inventory.

LOAN REPAYMENTS

Healthpeak received $26 million of seller financing repayments during the second quarter.

SORRENTO THERAPEUTICS UPDATE

As previously disclosed, on February 13, 2023, Sorrento Therapeutics, Inc. ("Sorrento") commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code (the "Code") in the U.S. Bankruptcy Court for the Southern District of Texas (the "Court").

Sorrento has four separate leases with Healthpeak totaling approximately 211,000 square feet. Sorrento is entitled to certain rights under the Code regarding the assumption or rejection of its lease obligations with Healthpeak but has not yet filed any motion with the Court indicating whether it will assume or reject the four leases. As of July 27, 2023, Healthpeak has received all contractually-owed rent from Sorrento. Healthpeak holds either a security deposit or a letter of credit pursuant to each of the four leases, totaling $2.6 million.

CAPITAL MARKETS ACTIVITY

SENIOR UNSECURED NOTES

As previously announced, in May 2023, Healthpeak completed an add-on offering of $350 million 5.25% fixed rate senior unsecured notes due 2032, bringing year-to-date issuances to $750 million at a blended yield of approximately 5.35%. Net proceeds from the May offering were used to repay a portion of the Company's outstanding commercial paper and for general corporate purposes.

ESG

In June 2023, Healthpeak published its 12th annual ESG Report, highlighting our ESG initiatives and performance, including a 4% reduction in greenhouse gas emissions in 2022, and 43% overall reduction since 2011, on a like-for-like basis.

Healthpeak was named an Executive Member of ENERGY STAR's Certification Nation for earning 45 new ENERGY STAR certifications in 2022, in addition to being included as a constituent in the FTSE4Good Index for the 12th consecutive year. Healthpeak also received several workplace recognitions, including Great Place to Work for the fourth consecutive year, Great Place to Work in Orange County by the *Orange County Business Journal* for the third time, Top Workplaces by *The Tennessean* for the second consecutive year, and Middle Tennessee Top Workplace for the first time.

To learn more about Healthpeak's commitment to responsible business and view our 2022 ESG Report, please visit www.healthpeak.com/ESG.

DIVIDEND

Healthpeak's Board declared today a quarterly common stock cash dividend of $0.30 per share to be paid on August 18, 2023, to stockholders of record as of the close of business on August 7, 2023.

2023 GUIDANCE

We are updating the following guidance ranges for full year 2023:

- Diluted earnings per common share from $0.52 – $0.58 to $0.49 – $0.53
- Diluted Nareit FFO per share from $1.71 – $1.77 to $1.72 – $1.76
- Diluted FFO as Adjusted per share from $1.71 – $1.77 to $1.73 – $1.77
- Total Portfolio Same-Store Cash (Adjusted) NOI growth from 3.00% – 4.50% to 3.25% – 4.75%

These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing, and other assumptions for the year ending December 31, 2023. For additional details and assumptions underlying this guidance, please see page 38 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION

Healthpeak has scheduled a conference call and webcast for Friday, July 28, 2023, at 7:00 a.m. Mountain Time (9:00 a.m. Eastern Time) to review its financial and operating results for the quarter ended June 30, 2023. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 3097637. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through July 28, 2024, and a telephonic replay can be accessed through August 4, 2023, by dialing (877) 344-7529 (U.S.) or (855) 669-9658 (Canada) and entering conference ID number 2871396. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.

ABOUT HEALTHPEAK

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates and develops high-quality real estate for healthcare discovery and delivery.

FORWARD-LOOKING STATEMENTS

Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; (iii) the information presented under the heading "Sorrento Therapeutics Update" that is not historical information; and (iv) the information presented under the heading "2023 Guidance." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; bank failures or other events affecting financial institutions; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT

Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	June 30, 2023	December 31, 2022
Assets		
Real estate:		
Buildings and improvements	$ 13,039,278	$ 12,784,078
Development costs and construction in progress	775,836	760,355
Land	2,661,963	2,667,188
Accumulated depreciation and amortization	(3,379,874)	(3,188,138)
Net real estate	13,097,203	13,023,483
Loans receivable, net of reserves of $8,366 and $8,280	214,030	374,832
Investments in and advances to unconsolidated joint ventures	731,956	706,677
Accounts receivable, net of allowance of $2,387 and $2,399	53,467	53,436
Cash and cash equivalents	103,780	72,032
Restricted cash	56,745	54,802
Intangible assets, net	364,453	418,061
Assets held for sale, net	8,282	49,866
Right-of-use asset, net	234,050	237,318
Other assets, net	739,574	780,722
Total assets	**$ 15,603,540**	**$ 15,771,229**
Liabilities and Equity		
Bank line of credit and commercial paper	$ 329,000	$ 995,606
Term loans	496,382	495,957
Senior unsecured notes	5,399,504	4,659,451
Mortgage debt	343,766	346,599
Intangible liabilities, net	140,060	156,193
Liabilities related to assets held for sale, net	52	4,070
Lease liability	204,489	208,515
Accounts payable, accrued liabilities, and other liabilities	682,764	772,485
Deferred revenue	881,870	844,076
Total liabilities	**8,477,887**	**8,482,952**
Commitments and contingencies		
Redeemable noncontrolling interests	63,792	105,679
Common stock, $1.00 par value: 750,000,000 shares authorized; 547,052,994 and 546,641,973 shares issued and outstanding	547,053	546,642
Additional paid-in capital	10,384,982	10,349,614
Cumulative dividends in excess of earnings	(4,428,423)	(4,269,689)
Accumulated other comprehensive income (loss)	31,453	28,134
Total stockholders' equity	6,535,065	6,654,701
Joint venture partners	316,247	327,721
Non-managing member unitholders	210,549	200,176
Total noncontrolling interests	526,796	527,897
Total equity	**7,061,861**	**7,182,598**
Total liabilities and equity	**$ 15,603,540**	**$ 15,771,229**

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Revenues:				
Rental and related revenues	$ 409,967	$ 387,079	$ 802,398	$ 757,229
Resident fees and services	130,184	125,360	257,268	246,920
Interest income	5,279	5,493	11,442	10,987
Income from direct financing leases	—	—	—	1,168
Total revenues	545,430	517,932	1,071,108	1,016,304
Costs and expenses:				
Interest expense	49,074	41,867	97,037	79,453
Depreciation and amortization	197,573	180,489	376,798	358,222
Operating	221,837	215,044	444,925	422,291
General and administrative	25,936	24,781	50,483	48,612
Transaction costs	637	612	3,062	908
Impairments and loan loss reserves (recoveries), net	2,607	139	394	271
Total costs and expenses	497,664	462,932	972,699	909,757
Other income (expense):				
Gain (loss) on sales of real estate, net	4,885	10,340	86,463	14,196
Other income (expense), net	1,955	2,861	2,727	21,177
Total other income (expense), net	6,840	13,201	89,190	35,373
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**54,606**	**68,201**	**187,599**	**141,920**
Income tax benefit (expense)	(1,136)	718	(1,438)	(59)
Equity income (loss) from unconsolidated joint ventures	2,729	382	4,545	2,466
Income (loss) from continuing operations	**56,199**	**69,301**	**190,706**	**144,327**
Income (loss) from discontinued operations	**—**	**2,992**	**—**	**3,309**
Net income (loss)	**56,199**	**72,293**	**190,706**	**147,636**
Noncontrolling interests' share in continuing operations	(4,300)	(3,955)	(19,855)	(7,685)
Net income (loss) attributable to Healthpeak Properties, Inc.	**51,899**	**68,338**	**170,851**	**139,951**
Participating securities' share in earnings	(149)	(281)	(1,402)	(2,258)
Net income (loss) applicable to common shares	**$ 51,750**	**$ 68,057**	**$ 169,449**	**$ 137,693**
Basic earnings (loss) per common share:				
Continuing operations	$ 0.09	$ 0.12	$ 0.31	$ 0.25
Discontinued operations	—	0.01	—	0.01
Net income (loss) applicable to common shares	**$ 0.09**	**$ 0.13**	**$ 0.31**	**$ 0.26**
Diluted earnings (loss) per common share:				
Continuing operations	$ 0.09	$ 0.12	$ 0.31	$ 0.25
Discontinued operations	—	0.01	—	0.01
Net income (loss) applicable to common shares	**$ 0.09**	**$ 0.13**	**$ 0.31**	**$ 0.26**
Weighted average shares outstanding:				
Basic	547,026	539,558	546,936	539,456
Diluted	547,294	539,815	547,204	539,701

Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022
Net income (loss) applicable to common shares	**$ 51,750**	**$ 68,057**	**$ 169,449**	**$ 137,693**
Real estate related depreciation and amortization	197,573	180,489	376,798	358,222
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	5,893	5,210	11,887	10,345
Noncontrolling interests' share of real estate related depreciation and amortization	(4,685)	(4,844)	(9,470)	(9,685)
Loss (gain) on sales of depreciable real estate, net	(4,885)	(12,903)	(86,463)	(16,688)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures	—	129	—	(150)
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net	—	—	11,546	12
Loss (gain) upon change of control, net	(234)	—	(234)	—
Taxes associated with real estate dispositions	—	16	—	(166)
Nareit FFO applicable to common shares	245,412	236,154	473,513	479,583
Distributions on dilutive convertible units and other	2,342	2,352	4,687	4,704
Diluted Nareit FFO applicable to common shares	**$ 247,754**	**$ 238,506**	**$ 478,200**	**$ 484,287**
Diluted Nareit FFO per common share	**$ 0.45**	**$ 0.44**	**$ 0.86**	**$ 0.89**
Weighted average shares outstanding - diluted Nareit FFO	554,584	547,132	554,494	547,018
Impact of adjustments to Nareit FFO:				
Transaction-related items	$ 581	$ 596	$ 2,944	$ 893
Other impairments (recoveries) and other losses (gains), net[1]	2,432	139	1,159	(8,770)
Restructuring and severance-related charges	1,368	—	1,368	—
Casualty-related charges (recoveries), net[2]	(591)	(411)	(243)	(411)
Total adjustments	3,790	324	5,228	(8,288)
FFO as Adjusted applicable to common shares	249,202	236,478	478,741	471,295
Distributions on dilutive convertible units and other	2,338	2,351	4,680	4,719
Diluted FFO as Adjusted applicable to common shares	**$ 251,540**	**$ 238,829**	**$ 483,421**	**$ 476,014**
Diluted FFO as Adjusted per common share	**$ 0.45**	**$ 0.44**	**$ 0.87**	**$ 0.87**
Weighted average shares outstanding - diluted FFO as Adjusted	554,584	547,132	554,494	547,018

(1) The six months ended June 30, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital under a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with the demolition of an outpatient medical building. The three and six months ended June 30, 2023 and 2022 include reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

(2) Casualty-related charges (recoveries), net are recognized in other income (expense), net and equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.

Adjusted Funds From Operations
In thousands

	Three Months Ended June 30,		Six Months Ended June 30,	
	2023	2022	2023	2022
FFO as Adjusted applicable to common shares	$ 249,202	$ 236,478	$ 478,741	$ 471,295
Stock-based compensation amortization expense	4,245	5,300	7,532	10,021
Amortization of deferred financing costs	2,954	2,689	5,774	5,377
Straight-line rents[(1)]	(4,683)	(12,713)	(5,431)	(23,872)
AFFO capital expenditures	(19,444)	(27,906)	(42,233)	(50,745)
Deferred income taxes	(242)	(1,188)	(503)	(927)
Amortization of above (below) market lease intangibles, net	(8,838)	(5,885)	(14,641)	(11,653)
Other AFFO adjustments	(2,339)	(1,180)	(730)	(1,871)
AFFO applicable to common shares	220,855	195,595	428,509	397,625
Distributions on dilutive convertible units and other	2,342	1,649	4,686	3,296
Diluted AFFO applicable to common shares	**$ 223,197**	**$ 197,244**	**$ 433,195**	**$ 400,921**
Diluted AFFO per common share	**$ 0.40**	**$ 0.36**	**$ 0.78**	**$ 0.74**
Weighted average shares outstanding - diluted AFFO	554,584	545,307	554,494	545,193

(1) The six months ended June 30, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code. This write-off is reflected as a reduction of rental and related revenues in the Consolidated Statements of Operations.

Overview(1)

As of and for the quarter and six months ended June 30, 2023, dollars, square feet, and shares in thousands, except per share data

	2Q23	YTD 2023
Financial Metrics		
Diluted earnings per common share	$0.09	$0.31
Diluted Nareit FFO per common share	$0.45	$0.86
Diluted FFO as Adjusted per common share	$0.45	$0.87
Dividends per common share	$0.30	$0.60
Portfolio Real Estate Revenues	$554,324	$1,088,355
Portfolio NOI	$319,175	$616,260
Portfolio Cash (Adjusted) NOI	$299,488	$591,949
Portfolio Income	$304,767	$603,391

	2Q23	% of Total SS	YTD 2023	% of Total YTD SS
Same-Store Cash (Adjusted) NOI Growth				
Lab	3.8%	47.9%	4.9%	47.6%
Outpatient Medical	2.5%	41.0%	3.1%	41.4%
CCRC	19.3%	11.1%	14.3%	11.0%
Total	**4.8%**	**100.0%**	**5.1%**	**100.0%**

	2Q23
Capitalization	
Common stock outstanding and DownREIT units	554,335
Total Market Equity	$11,142,133
Enterprise Debt	$6,608,550

	2Q23
Debt Ratios	
Financial Leverage	33.7%
Secured Debt Ratio	2.0%
Net Debt to Adjusted EBITDAre	5.1x
Adjusted Fixed Charge Coverage	4.9x

	Total Portfolio		Operating Portfolio	
	Property Count	Capacity(2)	Capacity	Occupancy(3)
Portfolio Statistics				
Lab	146	12,019 Sq. Ft.	10,824 Sq. Ft.	97.7%
Outpatient Medical	295	23,938 Sq. Ft.	23,868 Sq. Ft.	90.1%
CCRC	15	7,108 Units	7,108 Units	83.4%
Other(4)	19	3,354 Units	3,354 Units	78.3%
Total	**475**			

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this Supplemental Report can be found in the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures at https://ir.healthpeak.com/quarterly-results. The contents of this Earnings Release and Supplemental Report are unaudited and totals may not add due to rounding. Throughout this Supplemental Report, segments, NOI, and other key performance metrics are inclusive of our share in unconsolidated JVs and exclusive of noncontrolling interest share in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures for further information, including how pro rata information is derived and the limits of such data.

(2) Total Portfolio Capacity includes estimated capacity upon the completion of Development and Redevelopment projects.

(3) Occupancy for Lab and Outpatient Medical is calculated as of the end of the period presented and is based on square feet. Occupancy for CCRC and Other is calculated based on the most recent three-month average available and is based on units. Occupancy excludes assets held for sale and assets in development or redevelopment.

(4) Our Other non-reportable segment includes nineteen assets in our unconsolidated SWF SH JV.

Portfolio Summary

As of and for the quarter ended June 30, 2023, dollars in thousands

	Property Count	Weighted Average Age[1]	Portfolio Investment	Portfolio Income
Property Portfolio				
Lab	132	14	$ 8,049,499	$ 154,495
Outpatient Medical	291	24	6,264,709	111,512
CCRC[2]	15	31	2,332,631	27,848
Other	19	25	467,765	5,634
	457	**20**	**$ 17,114,604**	**$ 299,488**
Developments				
Lab	5		$ 480,360	$ —
Outpatient Medical	1		4,573	—
	6		**$ 484,933**	**$ —**
Redevelopments[3]				
Lab	9		$ 417,454	$ —
Outpatient Medical	3		29,082	—
	12		**$ 446,536**	**$ —**
Debt Investments				
Seller financing loans	**—**		**$ 187,363**	**$ 5,279**
Total				
Lab	146		$ 8,947,313	$ 154,495
Outpatient Medical	295		6,298,364	111,512
CCRC[2]	15		2,332,631	27,848
Other	19		655,128	10,913
	475		**$ 18,233,436**	**$ 304,767**

PORTFOLIO INCOME[4]



Lab 50.7%
$304.8M
Outpatient Medical 36.6%
CCRC 9.1%
Other 3.6%

(1) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(2) The amount in the table above represents Gross Portfolio Investment. Net of the related $795 million of liabilities for Non-Refundable Entrance Fees ("NREFs") and refundable Entrance Fees, Net Portfolio Investment would be $1.5 billion.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.
(4) Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Quarter NOI Summary

For the quarter ended June 30, 2023, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Lab	$ 225,083	$ (55,645)	$ 169,438	$ 178,053	$ (45,737)	$ 132,315
Outpatient Medical	178,749	(63,231)	115,518	162,883	(55,917)	106,966
CCRC	130,231	(101,655)	28,575	129,999	(101,210)	28,789
Other	20,262	(14,618)	5,644	—	—	—
	$ 554,324	**$ (235,150)**	**$ 319,175**	**$ 470,935**	**$ (202,864)**	**$ 268,071**

PORTFOLIO CASH (ADJUSTED) NOI SUMMARY

	Portfolio Cash (Adjusted) NOI			SS Portfolio Cash (Adjusted) NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash (Adjusted) NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash (Adjusted) NOI
Lab	$ 210,133	$ (55,638)	$ 154,495	$ 166,432	$ (45,731)	$ 120,702
Outpatient Medical	174,064	(62,552)	111,512	158,742	(55,279)	103,463
CCRC	130,231	(102,383)	27,848	129,999	(101,938)	28,062
Other	20,278	(14,645)	5,634	—	—	—
	$ 534,706	**$ (235,218)**	**$ 299,488**	**$ 455,174**	**$ (202,948)**	**$ 252,226**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash (Adjusted) NOI	SS % of Segment based on Cash (Adjusted) NOI	2Q23	2Q22	SS NOI	SS Cash (Adjusted) NOI	2Q23	1Q23	SS NOI	SS Cash (Adjusted) NOI
Lab	121	48%	78%	97.4%	98.8%	1.8%	3.8%	97.4%	98.2%	10.5% (1)	(0.1%)
Outpatient Medical	277	41%	93%	91.4%	91.3%	3.1%	2.5%	91.4%	91.4%	0.1%	0.1%
CCRC	15	11%	100%	83.4%	81.1%	22.4%	19.3%	83.4%	83.1%	9.0%	6.1%
Total	**413**	**100%**	**84%** (2)			**4.2%**	**4.8%**			**5.9%**	**0.6%**

(1) The three months ended March 31, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code.
(2) Total percent of Segment Portfolio Cash (Adjusted) NOI is inclusive of the Other segment, which is not included in Same-Store.

Year-To-Date NOI Summary

For the six months ended June 30, 2023, dollars in thousands

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Lab	$ 432,569	$ (114,353)	$ 318,216	$ 339,741	$ (92,889)	$ 246,852
Outpatient Medical	357,498	(125,339)	232,159	320,691	(109,203)	211,488
CCRC	257,452	(202,779)	54,672	257,084	(201,888)	55,196
Other	40,836	(29,624)	11,212	—	—	—
	$ 1,088,355	**$ (472,095)**	**$ 616,260**	**$ 917,516**	**$ (403,980)**	**$ 513,536**

PORTFOLIO CASH (ADJUSTED) NOI SUMMARY

	Portfolio Cash (Adjusted) NOI			SS Portfolio Cash (Adjusted) NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash (Adjusted) NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash (Adjusted) NOI
Lab	$ 416,777	$ (114,336)	$ 302,441	$ 328,594	$ (92,873)	$ 235,721
Outpatient Medical	348,343	(124,011)	224,332	313,109	(107,959)	205,151
CCRC	257,452	(203,457)	53,995	257,084	(202,565)	54,518
Other	40,844	(29,663)	11,181	—	—	—
	$ 1,063,417	**$ (471,468)**	**$ 591,949**	**$ 898,787**	**$ (403,397)**	**$ 495,390**

SIX-MONTH SS

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	% of Total SS based on Cash (Adjusted) NOI	SS % of Segment based on Cash (Adjusted) NOI	2023	2022	SS NOI	SS Cash (Adjusted) NOI
Lab	119	48%	78%	97.4%	98.8%	(1.0%) [(1)]	4.9%
Outpatient Medical	272	41%	91%	91.5%	91.5%	3.0%	3.1%
CCRC	15	11%	100%	83.3%	81.0%	15.7%	14.3%
Total	**406**	**100%**	**84%** [(2)]			**2.3%**	**5.1%**

(1) The six months ended June 30, 2023 includes an $8.7 million write-off of straight-line rent receivable associated with Sorrento Therapeutics, Inc., which commenced voluntary reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code.

(2) Total percent of Segment Portfolio Cash NOI is inclusive of the Other segment that is not included in Same-Store.

Property Count Reconciliations

As of June 30, 2023

PROPERTY COUNT RECONCILIATION

	Lab	Outpatient Medical	CCRC	Other	Total
Prior Quarter Total Property Count	**147**	**295**	**15**	**19**	**476**
Placed in land held for development	(1)	—	—	—	(1)
Current Quarter Total Property Count	**146**	**295**	**15**	**19**	**475**
Recent acquisitions	—	(1)	—	—	(1)
Assets in Development	(5)	(1)	—	—	(6)
Recently completed Developments	(6)	(7)	—	—	(13)
Assets in Redevelopment	(9)	(3)	—	—	(12)
Recently completed Redevelopments	(3)	(5)	—	—	(8)
Assets held for sale	—	(1)	—	—	(1)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation	(2)	—	—	—	(2)
Three-Month SS Property Count	**121**	**277**	**15**	**—**	**413**
Recent acquisitions	—	(3)	—	—	(3)
Recently completed Developments	(1)	(1)	—	—	(2)
Recently completed Redevelopments	(1)	(1)	—	—	(2)
Six-Month SS Property Count	**119**	**272**	**15**	**—**	**406**

SEQUENTIAL SS

	Lab	Outpatient Medical	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	**120**	**273**	**15**	**—**	**408**
Acquisitions	—	3	—	—	3
Prior Development/Redevelopment	2	2	—	—	4
Placed in land held for development	(1)	—	—	—	(1)
Assets held for sale	—	(1)	—	—	(1)
Current Quarter Three-Month SS Property Count	**121**	**277**	**15**	**—**	**413**

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	June 30, 2023				
	Shares		Price		Total Value
Common stock (NYSE: PEAK)	547,053	$	20.10	$	10,995,765
Convertible partnership (DownREIT) units	7,282		20.10		146,368
Total Market Equity	**554,335**			**$**	**11,142,133**
Consolidated Debt					6,568,652
Total Market Equity and Consolidated Debt	**554,335**			**$**	**17,710,785**
Share of unconsolidated JV debt					39,898
Total Market Equity and Enterprise Debt	**554,335**			**$**	**17,750,683**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended June 30, 2023				Weighted Average Shares Six Months Ended June 30, 2023			
	Shares Outstanding June 30, 2023	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	547,053	547,026	547,026	547,026	547,026	546,936	546,936	546,936	546,936
Common stock equivalent securities[1]:									
Restricted stock units	891	268	268	268	268	268	268	268	268
Convertible partnership (DownREIT) units	7,282	—	7,290	7,290	7,290	—	7,290	7,290	7,290
Total common stock and equivalents	**555,226**	**547,294**	**554,584**	**554,584**	**554,584**	**547,204**	**554,494**	**554,494**	**554,494**

(1) The weighted average shares as of June 30, 2023 represent the current dilutive impact, using the treasury stock method, of approximately 900 thousand restricted stock units and 7.3 million DownREIT units.

Indebtedness

As of June 30, 2023, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			Share of Unconsolidated JV Debt		Enterprise Debt	
	Bank LOC, Commercial Paper[1]	Term Loan[2]	Amounts	Rates %	Amounts	Rates %	Consolidated Debt	Amounts[3]	Rates %	Amounts	Rates %
2023	$ —	$ —	$ —	—	$ 87,471	3.80	$ 87,471	$ 252	3.35	$ 87,723	3.80
2024	—	—	—	—	7,024	6.61	7,024	39,503	4.98	46,527	5.23
2025	—	—	800,000	3.92	3,209	3.82	803,209	—	—	803,209	3.92
2026	329,000	—	650,000	3.40	244,523	4.44	1,223,523	—	—	1,223,523	4.16
2027	—	500,000	450,000	1.54	366	5.91	950,366	—	—	950,366	2.71
2028	—	—	500,000	2.35	—	—	500,000	—	—	500,000	2.35
2029	—	—	650,000	3.65	—	—	650,000	—	—	650,000	3.65
2030	—	—	750,000	3.14	—	—	750,000	—	—	750,000	3.14
2031	—	—	600,000	3.07	—	—	600,000	—	—	600,000	3.07
2032	—	—	750,000	5.49	—	—	750,000	—	—	750,000	5.49
Thereafter	—	—	300,000	6.87	—	—	300,000	—	—	300,000	6.87
	$ 329,000	**$ 500,000**	**$ 5,450,000**		**$ 342,593**		**$ 6,621,593**	**$ 39,755**		**$ 6,661,348**	
Premium, (discounts), and debt Issuance costs, net	—	(3,618)	(50,496)		1,173		(52,941)	143		(52,798)	
	$ 329,000	**$ 496,382**	**$ 5,399,504**		**$ 343,766**		**$ 6,568,652**	**$ 39,898**		**$ 6,608,550**	
Weighted average interest rate %	5.45	3.76	3.66		4.31		3.79	4.70		3.80	
Weighted average maturity in years	2.6	3.9	6.1		2.4		5.6	1.1		5.6	

(1) The Company has a $3.0 billion unsecured revolving line of credit facility (the "Revolving Facility") that matures on January 20, 2026 and contains two six-month extension options. It accrues interest at SOFR plus 85 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating. Commercial paper borrowings are backstopped by the Revolving Facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the maturity date of the Revolving Facility.

(2) The Company has two senior unsecured term loans (the "Term Loan Facilities") in an aggregate principal amount of $500 million, which mature on February 22, 2027 (plus a 1-year extension option at the Company's discretion) and August 22, 2027. The Term Loan Facilities accrue interest at Term SOFR plus 94 basis points based on the Company's current unsecured credit ratings. The Company maintains swaps on the entire $500 million that effectively fix the interest rate at a blended contractual rate of 3.5%.

(3) Reflects pro rata share of mortgage debt in our unconsolidated JVs.

Indebtedness

As of June 30, 2023, dollars in thousands

DEBT STRUCTURE

				Weighted Average	
		Balance	% of Total	Rates %	Years to Maturity
Secured	Fixed rate	$ 367,560	6	4.20	2.3
	Floating rate	14,788	—	8.46	1.5
	Combined	**$ 382,348**	**6**	**4.36**	**2.3**
Unsecured	Fixed rate(1)	5,950,000	89	3.67	6.0
	Floating rate(2)	329,000	5	5.45	2.6
	Combined	**$ 6,279,000**	**94**	**3.76**	**5.8**
Total	Fixed rate(1)	6,317,560	95	3.70	5.7
	Floating rate(2)	343,788	5	5.58	2.5
	Combined	**$ 6,661,348**	**100**	**3.80**	**5.6**
	Premiums, (discounts), and debt issuance costs, net	(52,798)			
	Enterprise Debt	**$ 6,608,550**			

FINANCIAL COVENANTS(3)

	Bank Line of Credit	
	Requirement	Actual Compliance
Leverage Ratio	No greater than 60%	34%
Secured Debt Ratio	No greater than 40%	2%
Unsecured Leverage Ratio	No greater than 60%	37%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	4.9x
Tangible Net Worth ($ billions)	No less than $7.7B	$10.8B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)

(1) The Company has Term Loan Facilities in an aggregate principal amount of $500 million. The Company maintains swaps on the entire $500 million that effectively fix the interest rate at a blended contractual rate of 3.5%.
(2) Includes short term commercial paper borrowings that are backstopped by the Revolving Facility.
(3) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used within the Debt Ratios section of this document.

Investment Summary

As of and for the six months ended June 30, 2023, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type		Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
ACQUISITIONS									
60 Loomis land parcel	Boston, MA	January	—	—	Lab	$	—	$	9,456
Wylie Medical Plaza[1]	Dallas, TX	April	20 Sq. Ft.	1	Outpatient Medical		4,000		4,000
OTHER INVESTMENTS									
Development fundings							63,937		152,471
Redevelopment fundings							38,216		71,587
Total						**$**	**106,153**	**$**	**237,514**

DISPOSITIONS

	Date	Capacity	Property Count	Property Type		Sales Price	Trailing Cash Yield[2]
Various Durham	January	166 Sq. Ft.	2	Lab	$	113,000	
Tampa Medical Tower	March	116 Sq. Ft.	1	Outpatient Medical		16,065	
Women's Center	March	34 Sq. Ft.	1	Outpatient Medical		850	
Total			**4**		**$**	**129,915**	**5.4%**

(1) On April 3, 2023, we acquired HCP Ventures IV, LLC's remaining 80% interest in Wylie Medical Plaza for $4 million (based on a gross valuation of $5 million), bringing our equity ownership to 100%. Property count and capacity were already included in prior quarters.
(2) Represents the weighted average yield calculated using Cash (Adjusted) NOI for the twelve month period prior to sale for dispositions.

Developments | In Process

As of June 30, 2023, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project[1]	MSA	Property Count	CIP[2]	Cost to Complete[2]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Initial Occupancy[3]	Projected Stabilized Yield[4]
Lab									
Vantage - Phase I[5][6]	San Francisco, CA	2	$ 274,266	$ 163,921	$ 438,187	343	45	4Q23	6.50% - 7.00%
The Gateway at Directors Place	San Diego, CA	1	108,463	14,641	123,104	163	—	3Q24	8.25% - 8.75%
Callan Ridge[7]	San Diego, CA	2	97,632	48,563	146,195	185	100	1Q25	8.75% - 9.25%
		5	**$ 480,360**	**$ 227,126**	**$ 707,486**	**691**	**49**		
Outpatient Medical									
Savannah	Savannah, GA	1	$ 4,573	$ 26,078	$ 30,651	70	53	3Q24	5.50% - 6.00%
		1	**$ 4,573**	**$ 26,078**	**$ 30,651**	**70**	**53**		
Total		**6**	**$ 484,933**	**$ 253,204**	**$ 738,137**	**761**	**49**		

(1) Nexus on Grand was placed in service in 2Q23. Total project capacity and Development costs for Nexus on Grand were 148,000 square feet and $161 million, respectively. During the quarter, Nexus on Grand generated non-stabilized Portfolio NOI and Portfolio Cash (Adjusted) NOI of $2.7 and $0.9 million, respectively.
(2) Includes lease commissions and tenant improvements incurred to date, and projected lease commissions through Occupancy.
(3) Initial Occupancy is generally reflective of revenue recognition commencement, which may not coincide with the start of cash rental payments. Cash rental payments generally occur three to six months following Initial Occupancy.
(4) Yields shown in table are rounded to the nearest 0.25% and include cash rents at the time of projected stabilization.
(5) For multiple building projects, Initial Occupancy is reflective of the first tenant's occupancy date.
(6) Amounts in the table above exclude 40,000 square feet related to the amenity building and include $84 million of construction cost related to the amenity building. We expect tenants to pay rent on their pro-rata share of the amenity building based on the total campus' capacity.
(7) Cash rental payments for the first building commenced July 2023 and cash rental payments for the second building are scheduled to begin in July 2024. Initial occupancy of 1Q25 is delayed due to tenant-driven delays with tenant improvements within both buildings.

Redevelopments and Land Held for Development

As of June 30, 2023, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

Project[1]	MSA	Property Type	Property Count	CIP[2] (Incremental Costs)	Cost to Complete[2] (Incremental Costs)	Total (Incremental Costs)	Estimated Completion Date
Pointe Grand[3]	San Francisco, CA	Lab	6	$ 24,358	$ 126,319	$ 150,677	3Q23 - 1Q25
1140 / 1180 Veterans	San Francisco, CA	Lab	2	6,000	35,732	41,732	1Q24 - 1Q25
Sierra Point Towers II	San Francisco, CA	Lab	1	10,852	15,058	25,910	1Q25
Swedish II and III	Denver, CO	Outpatient Medical	2	14,447	2,478	16,925	3Q23
Arlington	Dallas, TX	Outpatient Medical	1	14,634	2,515	17,149	4Q23
			12	**$ 70,291**	**$ 182,102**	**$ 252,393**	

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Property Type	Gross Site Acreage	Currently Entitled Rentable Sq. Ft./ Units	Original Investment	Incremental Investment[4]	Investment to Date
Vantage - Remaining Phases[5]	San Francisco, CA	Lab	12	502 Sq. Ft.	$ 129,154	$ 23,468	$ 152,622
West Cambridge Alewife[6]	Boston, MA	Lab	24	N/A	317,212	20,125	337,336
Vista Sorrento	San Diego, CA	Lab	10	N/A	43,850	7,172	51,022
Remaining[7]	Various	Various	33	N/A	115,835	21,188	137,023
			79		**$ 606,051**	**$ 71,953**	**$ 678,003**

Excludes approximately 1 million square feet of adjacent land development opportunities at our lab buildings and outpatient medical campuses, along with significant developable land at our existing CCRC campuses.

(1) During the quarter, 65 Hayden and Village at Gleannloch Farms were completed and placed in service.
(2) Includes lease commissions and tenant improvements incurred to date, and projected lease commissions through Occupancy.
(3) Includes six of seven buildings that are part of our JV in our Pointe Grand campus. The remaining building is expected to enter redevelopment in the second half of 2023.
(4) Includes capitalized interest, entitlement and pre-construction costs.
(5) With revised zoning, we expect to entitle the balance of our Vantage project for upwards of 1.3 million square feet.
(6) Currently in discussions with the City of Cambridge on entitlements. Excludes 15 acres and $336 million, which are currently included in our operating portfolio and may be densified in the future.
(7) Includes 9 acres as part of the Needham Land Parcel JV at our 37.5% share, 9 acres as part of our Towers at Sierra Point land parcel, and 6 acres as part of our Torreyana land parcel.

Capital Expenditures[1]

For the three and six months ended June 30, 2023, dollars in thousands, except per unit/square foot

SECOND QUARTER		Lab	Outpatient Medical	CCRC	Other	Total
Portfolio at share						
Recurring capital expenditures	$	671 $	3,586 $	3,799 $	879 $	8,936
Tenant improvements - 2nd generation		207	6,087	—	—	6,294
Lease commissions - 2nd generation		—	4,329	—	—	4,329
AFFO capital expenditures[2]	**$**	**878 $**	**14,002 $**	**3,799 $**	**879 $**	**19,558**
Revenue enhancing capital expenditures		11,215	16,678	14,587	675	43,155
Casualty related capital expenditures		—	2,037	14,994	322	17,353
Initial Capital Expenditures ("ICE")		—	974	—	—	974
Development[3]		62,148	1,789	—	—	63,937
Redevelopment[3]		30,197	6,585	1,434	—	38,216
Capitalized interest		14,264	243	10	—	14,518
Total capital expenditures	**$**	**118,702 $**	**42,308 $**	**34,825 $**	**1,877 $**	**197,712**
Recurring capital expenditures per unit/sq. ft.		$0.06 per Sq. Ft.	$0.16 per Sq. Ft.	$535 per Unit	$490 per Unit	

YTD		Lab	Outpatient Medical	CCRC	Other	Total
Portfolio at share						
Recurring capital expenditures	$	1,008 $	6,366 $	6,872 $	1,450 $	15,696
Tenant improvements - 2nd generation		413	12,358	—	—	12,771
Lease commissions - 2nd generation		5,581	7,211	—	—	12,792
AFFO capital expenditures[2]	**$**	**7,002 $**	**25,935 $**	**6,872 $**	**1,450 $**	**41,259**
Revenue enhancing capital expenditures		23,661	29,382	22,331	1,690	77,064
Casualty related capital expenditures		—	4,570	14,994	817	20,381
Initial Capital Expenditures ("ICE")		—	4,391	—	—	4,391
Development[3]		147,967	4,504	—	—	152,471
Redevelopment[3]		51,034	17,995	2,558	—	71,587
Capitalized interest		28,222	632	53	—	28,907
Total capital expenditures	**$**	**257,886 $**	**87,409 $**	**46,809 $**	**3,956 $**	**396,059**
Recurring capital expenditures per unit/sq. ft.		$0.09 per Sq. Ft.	$0.29 per Sq. Ft.	$967 per Unit	$808 per Unit	

(1) Excludes corporate capitalized costs such as IT systems, furniture, fixtures and equipment at corporate or satellite offices, etc.
(2) Includes AFFO capital expenditures on unconsolidated JVs for the quarter of $1.1 million and $1.8 million year-to-date. Excludes noncontrolling interest share of AFFO capital expenditures on consolidated joint ventures for the quarter of $0.3 million and $0.7 million year-to-date, which are included in the Other AFFO adjustments line item of the Adjusted Funds From Operations reconciliation.
(3) Development and Redevelopment include related tenant improvements and lease commissions.

Portfolio Diversification

As of and for the quarter ended June 30, 2023, dollars in thousands

PORTFOLIO INCOME BY MSA

MSA	Property Count[1]	Lab	Outpatient Medical	CCRC	Other	Total	% of Total
San Francisco, CA	83	$ 92,140	$ 703	$ —	$ —	$ 92,843	30
Boston, MA	21	36,709	735	—	—	37,444	12
San Diego, CA	37	23,854	716	—	—	24,569	8
Dallas, TX	35	—	20,645	—	271	20,916	7
Houston, TX	40	—	8,970	1,791	3,100	13,861	5
Philadelphia, PA	6	—	4,884	4,826	—	9,710	3
Tampa, FL	6	—	348	8,474	—	8,822	3
Nashville, TN	17	—	7,011	—	—	7,011	2
Denver, CO	20	—	6,008	—	760	6,768	2
Seattle, WA	7	—	6,725	—	—	6,725	2
Louisville, KY	11	—	5,121	—	—	5,121	2
Remaining	186	1,792	49,648	12,757	1,502	65,698	22
Portfolio Cash (Adjusted) NOI	**469**	**$ 154,495**	**$ 111,512**	**$ 27,848**	**$ 5,634**	**$ 299,488**	**98**
Interest income	—	—	—	—	5,279	5,279	2
Portfolio Income	**469**	**$ 154,495**	**$ 111,512**	**$ 27,848**	**$ 10,913**	**$ 304,767**	**100**

(1) Excludes six properties in Development.

Lab

As of and for the quarter ended June 30, 2023, dollars and square feet in thousands

INVESTMENTS[1]

MSA	Property Count	Portfolio Investment	Portfolio Cash (Adjusted) NOI	Total Square Feet	Occupancy %	Annualized Base Rent %
San Francisco, CA	82	$ 4,180,420	$ 92,140	5,307	97.4	57.9
Boston, MA	20	2,512,160	36,709	2,738	97.3	24.3
San Diego, CA	35	1,295,508	23,854	2,538	98.5	16.7
Remaining	4	61,411	1,792	240	100.0	1.1
	141	**$ 8,049,499**	**$ 154,495**	**10,824**	**97.7**	**100.0**

SAME-STORE

	2Q22	3Q22	4Q22	1Q23	2Q23
Property Count	121	121	121	121	121
Portfolio Investment	$ 6,567,029	$ 6,632,680	$ 6,645,963	$ 6,656,779	$ 6,668,911
Square Feet	9,366	9,390	9,406	9,406	9,406
Occupancy %	98.8	98.8	98.7	98.2	97.4
Portfolio Real Estate Revenues	$ 170,954	$ 175,836	$ 175,524	$ 168,722	$ 178,053
Portfolio Operating Expenses	(41,036)	(46,283)	(46,672)	(48,936)	(45,737)
Portfolio NOI	**$ 129,917**	**$ 129,553**	**$ 128,852**	**$ 119,786**	**$ 132,315**
Portfolio Cash Real Estate Revenues	$ 157,317	$ 163,269	$ 164,546	$ 169,775	$ 166,432
Portfolio Cash Operating Expenses	(41,027)	(46,274)	(46,662)	(48,927)	(45,731)
Portfolio Cash (Adjusted) NOI	**$ 116,290**	**$ 116,995**	**$ 117,884**	**$ 120,848**	**$ 120,702**
Portfolio Cash (Adjusted) NOI Margin %	73.9	71.7	71.6	71.2	72.5
Pro Forma Portfolio Cash (Adjusted) NOI Margin %[2]	97.3	96.4	95.6	96.8	96.0
		Year-Over-Year Three-Month SS Growth %			**3.8%**

(1) Excludes five properties that are in Development.
(2) Approximately 90% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.

Lab

As of June 30, 2023

TENANT CONCENTRATION

Parent Name	Market Cap (in millions)	Cash and Liquid Investments (in millions)[1]	Weighted Average Remaining Lease Term in Years	Leased Square Feet: Amount (in thousands)	Leased Square Feet: % of Total	Annualized Base Rent[2]: Amount (in thousands)	Annualized Base Rent[2]: % of Total
Amgen	$ 118,631	$ 31,561	1.4	564	5	$ 46,633	8
Bristol-Myers Squibb	134,349	9,269	6.2	242	2	16,588	3
Johnson & Johnson	430,142	24,613	7.2	246	2	15,767	3
Myriad Genetics	1,890	79	5.1	352	3	15,057	2
Arcus Biosciences	1,485	954	8.5	260	2	14,818	2
Novo Nordisk	361,221	4,050	11.5	199	2	14,349	2
Pfizer	207,070	19,972	6.4	180	2	13,670	2
Alphabet[3]	1,527,291	115,102	9.0	168	2	11,985	2
Nkarta	107	323	9.8	130	1	11,794	2
AstraZeneca	222,088	6,462	3.5	180	2	11,363	2
Denali Therapeutics	4,040	1,288	5.8	148	1	11,172	2
General Atomics	Private	Private	6.3	702	7	11,163	2
Sorrento Therapeutics	195	50	15.5	211	2	9,881	2
Allogene Therapeutics	725	471	8.8	131	1	9,614	2
Revolution Medicines[4]	2,844	910	12.5	143	1	9,360	2
Nuvasive[5]	2,181	181	11.7	252	2	9,234	2
Pacira	1,843	174	7.0	174	2	8,756	1
Fog Pharmaceuticals	Private	Private	7.7	122	1	8,716	1
Seres Therapeutics	613	107	9.8	83	1	8,208	1
Astellas Pharma	26,706	2,984	0.5	136	1	7,925	1
Remaining			5.8	5,931	56	337,583	56
			6.4	**10,554**	**100**	**$ 603,635**	**100**

ANNUALIZED BASE RENT[2]



Mid Cap Biotech 18%
Small Cap Biotech 18%
$604M
Private Biotech 17%
Large Cap Biopharma 29%
Medical Device 8%
Office 4%
R&D / University 6%

PEAK publicly-traded biotech classification criteria:

- Large Cap: market cap > $10B
- Mid Cap: market cap between $10B and $500M
- Small Cap: market cap < $500M

(1) Cash and Liquid Investments balance as of most recent quarterly report available.
(2) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Represents lab space leased by Calico, a life science subsidiary of Alphabet.
(4) The Company entered into an agreement to terminate approximately 40,000 square feet with Adverum at September 2023 and lease the space to Revolution Medicines beginning January 2024. The table above includes the pro forma impact of these agreements.
(5) On February 9, 2023, Nuvasive announced a stock for stock merger with Globus Medical pending required approvals. Based on their latest financials and current stock price, the pro forma market cap of the new company would be approximately $8 billion and Cash and Liquid Investments would be $686 million.

Lab

As of June 30, 2023, dollars and square feet in thousands, presented at 100%

LEASE EXPIRATION DATA

	Total				San Francisco		Boston		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent[(1)]	%	Leased Square Feet	Annualized Base Rent[(1)]	Leased Square Feet	Annualized Base Rent[(1)]	Leased Square Feet	Annualized Base Rent[(1)]	Leased Square Feet	Annualized Base Rent[(1)]
2023[(1)(2)]	344	3	$ 22,132	4	315	$ 21,088	22	$ 741	7	$ 303	—	$ —
2024[(2)]	450	4	30,554	5	404	28,246	—	—	46	2,308	—	—
2025	1,185	11	55,192	9	483	28,142	105	5,082	512	18,812	85	3,157
2026	618	6	28,829	5	309	17,900	47	3,221	262	7,708	—	—
2027	1,466	14	67,015	11	579	37,487	509	15,932	224	9,974	154	3,623
2028	683	6	36,936	6	161	10,676	507	25,161	16	1,099	—	—
2029	770	7	47,275	8	532	34,220	238	13,055	—	—	—	—
2030	1,247	12	85,882	14	728	53,551	345	23,574	174	8,756	—	—
2031	1,259	12	73,133	12	577	38,746	328	24,500	354	9,886	—	—
2032	888	8	54,609	9	505	32,657	244	12,239	140	9,713	—	—
Thereafter	1,643	16	102,079	17	580	46,506	296	23,189	767	32,384	—	—
	10,554	**100**	**$ 603,635**	**100**	**5,172**	**$ 349,218**	**2,641**	**$ 146,695**	**2,501**	**$ 100,942**	**240**	**$ 6,780**

(1) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments. Month-to-month and holdover leases are included in 2023.

(2) Leased square feet for 2023 and 2024 includes 194,000, and 189,000, respectively, related to the Oyster Point and Pointe Grand campuses, which are planned to undergo Redevelopment.

Lab

As of June 30, 2023, dollars and square feet in thousands, presented at 100%

2Q23 LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[(1)]	Tenant Improvements per Sq. Ft.[(2)]	Leasing Costs per Sq. Ft.[(2)]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of March 31, 2023	**10,413**	**$ 55.96**					
Developments placed in service	148	82.03					
Redevelopments placed in service	108	79.00					
Expirations	(77)	45.00					
Renewals	8	42.60	24.5	$ —	$ 2.75	36	57.5%
New leases	77	70.30		—	1.53	45	
Terminations	(123)	67.61					
Leased Square Feet as of June 30, 2023	**10,554**	**$ 57.20**					

YEAR-TO-DATE LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[(1)(3)]	Tenant Improvements per Sq. Ft.[(2)]	Leasing Costs per Sq. Ft.[(2)]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2022	**10,658**	**$ 55.10**					
Developments placed in service	164	84.92					
Redevelopments placed in service	145	81.35					
Properties placed into (re)development	(246)	71.89					
Expirations	(302)	68.59					
Renewals	155	87.50	51.7	$ 4.75	$ 3.25	49	57.5%
New leases	182	73.53		3.72	2.33	85	
Terminations	(202)	68.74					
Leased Square Feet as of June 30, 2023	**10,554**	**$ 57.20**					

(1) Change in cash rents is based on renewals executed during the quarter and represents expiring rate compared to renewal rate.
(2) Average cost per lease year.
(3) The change in cash rents excludes a 103,000 square feet expansion based lease renewal that will affect rents beginning in December 2033.

Lab

As of and for the quarter ended June 30, 2023, dollars and square feet in thousands

LEASE TYPE

	Annualized Base Rent					
	San Francisco	Boston	San Diego	Remaining	Total	% of Total
Triple-Net[1]	$ 327,834	$ 129,456	$ 97,423	$ 6,780	$ 561,493	93.0
Base Year[2]	20,744	17,098	2,408	—	40,250	6.7
Gross[3]	640	141	1,111	—	1,892	0.3
Total	**$ 349,218**	**$ 146,695**	**$ 100,942**	**$ 6,780**	**$ 603,635**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	San Francisco	Boston	San Diego	Remaining	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	—	20	—	240	260	2.4	29 [4]
Fee Simple	5,307	2,719	2,538	—	10,564	97.6	
Total	**5,307**	**2,738**	**2,538**	**240**	**10,824**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Annualized Base Rent	% of Annualized Base Rent	Escalator %
Fixed	$ 596,855	98.9	3.2
CPI	6,780	1.1	4.9 [5]
Total	**$ 603,635**	**100.0**	**3.3**

(1) Includes net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.
(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.
(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.
(4) Includes renewal options.
(5) Includes both pure CPI leases and leases with a CPI floor averaging 2%. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

Outpatient Medical

As of and for the quarter ended June 30, 2023, dollars and square feet in thousands

PORTFOLIO BY MARKET(1)(2)

					Total Square Feet						
					On-campus		Off-campus(3)		Total		
MSA	Property Count	Portfolio Investment	Portfolio Cash (Adjusted) NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	33	$ 896,676	$ 20,645	92.9	2,067	1,472	209	54	2,276	1,526	16
Houston, TX	32	521,960	8,970	83.9	1,660	1,421	236	—	1,897	1,421	14
Nashville, TN	17	310,498	7,011	86.2	1,512	10	119	—	1,631	10	7
Seattle, WA	7	308,268	6,725	90.7	674	39	—	—	674	39	3
Denver, CO	16	364,165	6,008	84.6	1,079	—	35	—	1,114	—	5
Louisville, KY	11	246,829	5,121	95.9	668	17	447	—	1,115	17	5
Philadelphia, PA	4	438,054	4,884	77.2	694	—	436	144	1,129	144	5
Phoenix, AZ	13	238,387	4,155	91.6	519	70	281	—	800	70	4
Miami, FL	11	150,991	3,042	88.7	543	—	—	30	543	30	2
Salt Lake City, UT	10	127,915	2,663	89.5	434	—	130	7	564	7	2
Kansas City, MO	6	128,647	2,659	91.4	349	89	—	8	349	97	2
New York, NY	3	171,449	2,354	100.0	—	—	—	537	—	537	2
Greenville, SC	14	157,384	2,206	100.0	135	657	—	51	135	708	4
Minneapolis, MN	5	127,202	1,894	91.6	228	—	—	81	228	81	1
Ogden, UT	8	90,814	1,676	91.3	338	—	—	60	338	60	2
Las Vegas, NV	5	106,879	1,601	92.0	342	—	—	—	342	—	1
Washington, DC	4	102,212	1,530	86.6	55	29	186	—	242	29	1
Indianapolis, IN	4	116,673	1,476	100.0	180	46	39	—	219	46	1
Fresno, CA	1	59,689	1,369	100.0	—	56	—	—	—	56	—
Los Angeles, CA	4	94,732	1,244	83.1	161	—	66	—	227	—	1
Remaining	86	1,505,283	24,280	92.8	2,338	1,477	636	716	2,973	2,193	22
	294	**$ 6,264,709**	**$ 111,512**	**90.1**	**13,977**	**5,383**	**2,821**	**1,687**	**16,798**	**7,070**	**100**

(1) Properties that are held for sale are included in property count, Investment, Cash (Adjusted) NOI, and square feet but are excluded from Occupancy. One property is held for sale as of June 30, 2023.
(2) Excludes one property that is in Development.
(3) Includes Outpatient Medical buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

Outpatient Medical | Same-Store

As of and for the quarter ended June 30, 2023, dollars and square feet in thousands

SAME-STORE

	2Q22	3Q22	4Q22	1Q23	2Q23
Property Count	277	277	277	277	277
Portfolio Investment	$ 5,641,776	$ 5,682,774	$ 5,725,745	$ 5,762,778	$ 5,793,208
Square Feet	22,306	22,310	22,306	22,320	22,321
Occupancy %	91.3	91.5	91.6	91.4	91.4
Portfolio Real Estate Revenues	$ 156,676	$ 160,956	$ 160,491	$ 161,891	$ 162,883
Portfolio Operating Expenses	(52,903)	(54,696)	(54,199)	(55,039)	(55,917)
Portfolio NOI	**$ 103,773**	**$ 106,261**	**$ 106,292**	**$ 106,852**	**$ 106,966**
Portfolio Cash Real Estate Revenues	$ 153,164	$ 156,668	$ 155,376	$ 157,841	$ 158,742
Portfolio Cash Operating Expenses	(52,246)	(54,043)	(53,551)	(54,431)	(55,279)
Portfolio Cash (Adjusted) NOI	**$ 100,919**	**$ 102,625**	**$ 101,825**	**$ 103,409**	**$ 103,463**
Portfolio Cash (Adjusted) NOI Margin %	65.9	65.5	65.5	65.5	65.2
Pro Forma Portfolio Cash (Adjusted) NOI Margin %(1)	80.3	80.0	80.0	80.1	79.8
Year-Over-Year Three-Month SS Growth %					**2.5%**

(1) Approximately 50% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.


MEDICAL PARK 1
MEDICAL PARK 2
611
Watkins Outpatient Medical Building
Richmond, VA

Outpatient Medical

As of June 30, 2023, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

Health System	MSA	Property Count	Credit Rating	Total Square Feet: On-Campus	Adjacent[1]	Anchored[1]	Unaffiliated Off-Campus	Total	% of Total	% Directly Leased by Health System	Weighted Average Remaining Lease Term
HCA	Dallas TX, Nashville TN, Houston TX, Various	115	Baa3	9,550	183	318	—	10,051	42.1	25.0	3.6
Memorial Hermann	Houston TX	16	Aa3	1,709	—	83	—	1,791	7.5	4.1	3.1
Norton Healthcare	Louisville KY	10	—	685	328	—	—	1,013	4.2	2.9	5.2
Community Health Systems	Various	16	Caa1	976	—	—	—	976	4.1	4.8	6.6
Prisma Health System	Greenville SC	14	A3	792	—	51	—	843	3.5	2.1	5.1
Thomas Jefferson Univ Hospital	Philadelphia PA	1	A3	694	—	—	—	694	2.9	1.9	3.5
Providence Health & Services	Seattle WA	6	A2	610	—	—	—	610	2.6	1.1	2.0
Atlantic Health	New York NY	3	Aa3	—	—	537	—	537	2.2	2.7	9.3
HonorHealth	Phoenix AZ	9	A2	421	107	—	—	528	2.2	0.7	4.6
CommonSpirit	Various	8	Baa1	442	32	—	—	474	2.0	1.7	2.9
UPENN Health System	Philadelphia PA	1	Aa3	—	436	—	—	436	1.8	1.0	6.6
Tenet Healthcare	San Antonio TX, Phoenix AZ	4	B1	295	—	90	—	384	1.6	0.6	4.2
Encompass Health	Various	4	Ba3	310	—	—	—	310	1.3	1.6	8.8
Orlando Health	Tampa FL, Orlando FL	2	A2	289	—	—	—	289	1.2	0.3	4.9
Steward Health	Houston TX, Phoenix AZ	2	—	268	—	—	—	268	1.1	0.2	5.2
Bon Secours Mercy Health	Richmond VA, Cincinnati OH	4	A1	60	—	134	—	194	0.8	0.5	3.9
Baylor Scott & White Health	Dallas TX	3	Aa3	138	—	49	—	187	0.8	0.5	1.2
Franciscan Alliance	Indianapolis IN	2	Aa3	180	—	—	—	180	0.8	0.8	3.3
Ascension Health	Pensacola FL, Indianapolis IN	4	Aa2	85	—	94	—	179	0.8	0.7	4.8
Medical Univ of South Carolina	Florence SC	3	Aa3	172	—	—	—	172	0.7	0.9	8.5
Remaining - credit rated		36		1,008	292	717	—	2,017	8.5		
Remaining - not credit rated		31		674	91	372	596	1,733	7.3		
Total		**294**		**19,360**	**1,469**	**2,443**	**596**	**23,868**	**100.0**	**54.1**	**4.4**
% of Total				**81.1**	**6.2**	**10.2**	**2.5**				
Total Healthcare Affiliated						**97.5%**					

(1) Denotes whether the Outpatient Medical building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

Outpatient Medical

As of and for the quarter ended June 30, 2023, dollars and square feet in thousands, presented at 100%

LEASE EXPIRATION DATA[1]

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent[2]	%	Leased Square Feet	Annualized Base Rent[2]	Leased Square Feet	Annualized Base Rent[2]
2023[2]	1,400	6.5	$ 40,145	7.5	1,167	$ 34,139	233	$ 6,006
2024	2,499	11.6	72,956	13.5	2,018	59,301	481	13,655
2025	4,750	22.1	99,626	18.5	4,461	91,638	288	7,988
2026	1,928	9.0	52,941	9.8	1,627	45,106	300	7,834
2027	1,838	8.6	49,581	9.2	1,469	39,640	369	9,941
2028	2,273	10.6	48,922	9.1	1,992	41,580	281	7,342
2029	1,277	6.0	33,465	6.2	1,022	27,207	256	6,258
2030	1,190	5.5	32,232	6.0	835	23,488	355	8,744
2031	1,611	7.5	39,033	7.2	1,228	28,239	382	10,795
2032	1,373	6.4	27,952	5.2	684	14,492	690	13,460
Thereafter	1,320	6.2	41,571	7.7	903	28,517	417	13,054
	21,458	**100**	**$ 538,424**	**100**	**17,407**	**$ 433,346**	**4,052**	**$ 105,077**

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[3]	Name	Property Count	MSA	Property Type	Cash (Adjusted) NOI	Option Price
2026	10/2025	Innovation	1	San Diego, CA	Outpatient Medical	$ 1,454	$ 31,700

(1) Excludes one asset held for sale at June 30, 2023.
(2) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments. Month-to-month and holdover leases are included in 2023.
(3) Reflects the earliest point at which the purchase option can be exercised.

Outpatient Medical

As of June 30, 2023, dollars and square feet in thousands, presented at 100%

2Q23 LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1][2]	Tenant Improvements per Sq. Ft.[3]	Leasing Costs per Sq. Ft.[3]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of March 31, 2023	**21,478**	**$ 26.36**					
Assets held for sale	(35)	30.24					
Expirations	(654)	28.39					
Renewals, amendments and extensions	517	29.43	3.7	$ 2.81	$ 1.07	68	80.8%
New leases	175	29.49		5.28	1.73	87	
Terminations	(23)	25.03					
Leased Square Feet as of June 30, 2023	**21,458**	**$ 26.57**					

YEAR-TO-DATE LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[1][2]	Tenant Improvements per Sq. Ft.[3]	Leasing Costs per Sq. Ft.[3]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2022	**21,698**	**$ 26.04**					
Assets held for sale	(35)	30.24					
Dispositions	(126)	28.67					
Expirations	(1,830)	27.84					
Renewals, amendments and extensions	1,437	28.38	3.9	2.80	0.98	69	80.8%
New leases	358	29.03		5.98	1.65	84	
Terminations	(44)	26.80					
Leased Square Feet as of June 30, 2023	**21,458**	**$ 26.57**					

(1) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.
(2) Change in cash rents is based on renewals executed during the period and represents expiring rate compared to renewal rate. The change in cash rents for the six months ended June 30, 2023 excludes a 310,000 square feet lease renewal that will affect rents beginning in July 2024.
(3) Average cost per lease year.

Outpatient Medical

As of and for the quarter ended June 30, 2023, square feet in thousands

LEASE TYPE

	Leased Square Feet					
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total
Triple-Net[1]	11,514	665	2,060	108	14,347	66.9
Base Year[2]	4,873	525	169	402	5,968	27.8
Gross[3]	1,020	7	99	18	1,144	5.3
Total	**17,407**	**1,197**	**2,327**	**528**	**21,458**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	8,862	32	442	72	9,407	39.4	78 [5]
Fee Simple	10,498	1,437	2,002	525	14,461	60.6	
Total	**19,360**	**1,469**	**2,443**	**596**	**23,868**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Leased Square Feet	% of Square Feet	Escalator %
Fixed	19,944	92.9	2.8
CPI	1,514	7.1	4.3 [6]
Total	**21,458**	**100.0**	**2.9**

PROVIDER SPECIALTY

	Healthpeak	National Benchmark[4]
Types of Specialties		
Orthopedics	10%	4%
Obstetrics / Gynecology	8%	5%
General / Specialty Surgery	8%	4%
Ambulatory Surgery Center	7%	N/A
Cardiovascular	6%	4%
Oncology	6%	3%
Imaging / Radiology	4%	3%
Neurology	3%	2%
Gastroenterology	3%	2%
Other	28%	40%
Total Specialties	**83%**	**67%**
Primary Care	**17%**	**33%**
Total	**100%**	**100%**

(1) Includes both triple-net lease structures, in which the tenant is directly responsible for all operating expenses of the property, and net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.
(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.
(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.
(4) U.S. physicians breakdown from AAMC, 2022 Physician Specialty Data Book.
(5) Includes renewal options.
(6) Includes both pure CPI leases, leases with a CPI floor averaging 2%, and certain leases containing CPI ceilings. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

CCRC

As of and for the quarter ended June 30, 2023, dollars in thousands, except REVPOR

INVESTMENTS

Operator	Property Count	Net Portfolio Investment[1]	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI	Units	Occupancy %	REVPOR CCRC	NREF Cash Collections
Life Care Services	13	$ 1,273,687	$ 92,055	$ 17,749	$ (86,751)	$ 23,052	6,056	84.8	$ 7,128	$ 25,049
Sunrise Senior Living	2	263,499	17,794	2,633	(15,194)	5,233	1,052	75.9	8,529	5,677
Remaining	—	—	—	—	(438)	(438)	N/A	N/A	N/A	—
Total	**15**	**$ 1,537,186**	**$ 109,849**	**$ 20,382**	**$ (102,383)**	**$ 27,848**	**7,108**	**83.4**	**$ 7,317**	**$ 30,726**

TOTAL CCRC PORTFOLIO

	2Q22	3Q22	4Q22	1Q23	2Q23
Property count	15	15	15	15	15
Gross Portfolio Investment	$ 2,267,711	$ 2,270,573	$ 2,285,837	$ 2,305,971	$ 2,332,631
Net Portfolio Investment[1]	1,484,906	1,486,923	1,498,292	1,514,431	1,537,186
Units	7,344	7,280	7,183	7,107	7,108
IL, AL, and Memory Care Occupancy %	80.9	82.0	82.2	83.0	83.3
Skilled Nursing Occupancy %	82.3	81.7	83.4	83.7	84.1
Total Occupancy %	81.1	82.0	82.4	83.1	83.4
REVPOR CCRC	$ 7,032	$ 6,908	$ 7,090	$ 7,179	$ 7,317
REVPOR CCRC excluding NREF Amortization	5,943	5,794	5,892	6,056	6,175 [2]
NREF Cash Collections	$ 28,938	$ 24,029	$ 27,858	$ 28,791	$ 30,726
NREF Amortization	19,444	19,706	21,260	19,887	20,382
Portfolio Real Estate Revenues	$ 125,569	$ 122,146	$ 125,920	$ 127,221	$ 130,231
Portfolio Operating Expenses before management fee	(98,888)	(96,931)	(96,667)	(97,206)	(97,481)
Management fee	(3,389)	(3,333)	(3,444)	(3,918)	(4,174)
Portfolio NOI	**$ 23,292**	**$ 21,882**	**$ 25,809**	**$ 26,097**	**$ 28,575**
Portfolio Cash Real Estate Revenues	$ 125,569	$ 122,146	$ 125,920	$ 127,221	$ 130,231
Portfolio Cash Operating Expenses before management fee	(98,888)	(96,931)	(94,366)	(97,156)	(98,209)
Management fee	(3,389)	(3,333)	(3,444)	(3,918)	(4,174)
Portfolio Adjusted NOI	**$ 23,292**	**$ 21,882**	**$ 28,109**	**$ 26,147**	**$ 27,848**
Portfolio Adjusted NOI Margin %	18.5	17.9	22.3	20.6	21.4

(1) Net Portfolio Investment is gross Portfolio Investment as defined in the Glossary less Non-Refundable Entrance Fees ("NREFs") and refundable Entrance Fees, which appear on our Consolidated Balance Sheet in the Deferred revenue line and Accounts payable, accrued liabilities and other liabilities line, respectively. As of June 30, 2023, the balances of NREFs and refundable Entrance Fees were $537.8 million and $257.6 million, respectively.

(2) Business interruption insurance proceeds of $1.9 million were received in 2Q22. Excluding these funds, REVPOR CCRC excluding NREF Amortization would have increased 5.8% year-over-year.

CCRC | Same-Store

As of and for the quarter ended June 30, 2023, dollars in thousands, except REVPOR

SAME-STORE

	2Q22	3Q22	4Q22	1Q23	2Q23	Sequential Growth	Year-Over-Year Growth
Property count	15	15	15	15	15	—	—
Net Portfolio Investment	$ 1,484,906	$ 1,486,923	$ 1,498,292	$ 1,514,431	$ 1,533,060	1.2%	3.2%
Units	7,344	7,280	7,183	7,107	7,100	(0.1%)	(3.3%)
IL, AL, and Memory Care Occupancy %	80.9	82.0	82.2	83.0	83.3	30 bps	240 bps
Skilled Nursing Occupancy %	82.3	81.7	83.4	83.7	84.1	40 bps	180 bps
Total Occupancy %	81.1	82.0	82.4	83.1	83.4	30 bps	230 bps
REVPOR CCRC	$ 7,020	$ 6,908	$ 7,090	$ 7,171	$ 7,314	2.0%	4.2%
REVPOR CCRC excluding NREF Amortization	5,931	5,794	5,892	6,049	6,173	2.0%	4.1% (1)
Portfolio Real Estate Revenues	$ 125,360	$ 122,143	$ 125,873	$ 127,084	$ 129,999	2.3%	3.7%
Portfolio Operating Expenses	(101,834)	(99,914)	(99,769)	(100,678)	(101,210)	0.5%	(0.6%)
Portfolio NOI	**$ 23,526**	**$ 22,228**	**$ 26,104**	**$ 26,407**	**$ 28,789**	**9.0%**	**22.4%**
Portfolio Cash Real Estate Revenues	$ 125,360	$ 122,143	$ 125,873	$ 127,084	$ 129,999	2.3%	3.7%
Portfolio Cash Operating Expenses	(101,834)	(99,914)	(97,469)	(100,628)	(101,938)	1.3%	0.1%
Portfolio Adjusted NOI	**$ 23,526**	**$ 22,228**	**$ 28,404**	**$ 26,457**	**$ 28,062**	**6.1%**	**19.3%**
Portfolio Adjusted NOI Margin %	18.8	18.2	22.6	20.8	21.6	80 bps	280 bps

(1) Business interruption insurance proceeds of $1.9 million were received in 2Q22. Excluding these funds, same-store REVPOR CCRC excluding NREF Amortization would have increased 6.0% year-over-year.



Lake Seminole Square CCRC
Seminole, FL

Other

As of and for the quarter ended June 30, 2023, dollars in thousands, except REVPOR

SOVEREIGN WEALTH FUND SENIOR HOUSING JV AT SHARE

	2Q22	3Q22	4Q22	1Q23	2Q23
Property count	19	19	19	19	19
Investment	$ 460,543	$ 462,219	$ 464,068	$ 465,707	$ 467,765
Units	3,354	3,354	3,354	3,354	3,354
Occupancy %	75.8	77.5	78.3	78.0	78.3
REVPOR	$ 4,234	$ 4,276	$ 4,250	$ 4,633	$ 4,584
Portfolio Real Estate Revenues	$ 18,215	$ 18,839	$ 18,969	$ 20,574	$ 20,262
Portfolio Operating Expenses before management fee	(13,282)	(13,708)	(13,927)	(14,036)	(13,652)
Management fee	(868)	(891)	(901)	(970)	(966)
Portfolio NOI	**$ 4,065**	**$ 4,240**	**$ 4,140**	**$ 5,569**	**$ 5,644**
Portfolio Cash Real Estate Revenues	$ 18,301	$ 18,905	$ 19,024	$ 20,566	$ 20,278
Portfolio Cash Operating Expenses before management fee	(13,313)	(13,698)	(13,935)	(14,049)	(13,679)
Management fee	(868)	(891)	(901)	(970)	(966)
Portfolio Cash (Adjusted) NOI	**$ 4,119**	**$ 4,316**	**$ 4,188**	**$ 5,547**	**$ 5,634**
Portfolio Cash (Adjusted) NOI Margin %	22.5	22.8	22.0	27.0	27.8

DEBT INVESTMENTS

			Weighted Average	
	Investment[(1)]	Interest Income[(2)]	Yield[(3)]	Maturity in Years[(4)]
Seller financing loans[(5)]	$ 187,363	$ 5,279	10.7%	0.8
Total Debt Investments	**$ 187,363**	**$ 5,279**	**10.7%**	**0.8**

(1) Excludes $8.4 million of estimated reserves for loan losses under the current expected credit losses accounting standard in accordance with ASC 326, and resident loans on CCRC entrance fee contracts of $35.0 million.
(2) Interest income includes income on loans paid off or partially paid off within the quarter.
(3) Weighted average yield is based on interest rates in place on loan balances at June 30, 2023 and does not include loans paid off during the quarter.
(4) Weighted average maturity in years is based on initial maturity and excludes extension options. Including extension options weighted average maturity would be 1.2 years.
(5) Seller financing loans receivable have floating interest rates subject to certain floors.

2023 Guidance Information[1]

Projected full year 2023, dollars in millions, except per share amounts

* Represents Healthpeak's 2023 guidance ranges

Bolded items represent updates from previous Guidance ranges and assumptions

2023 Guidance Ranges and Supplemental Information	% of NOI	FY 2023 Guidance Jul 27, 2023	FY 2023 Guidance Jun 5, 2023
Diluted earnings per common share*		**$0.49 - $0.53**	$0.52 - $0.58
Diluted Nareit FFO per common share*		**$1.72 - $1.76**	$1.71 - $1.77
Diluted FFO as adjusted per common share*		**$1.73 - $1.77**	$1.71 - $1.77
Diluted AFFO per common share		**$1.49 - $1.53**	$1.47 - $1.53
Total Portfolio Year-Over-Year Same-Store Cash NOI*	100%	**3.25% - 4.75%**	3.00% - 4.50%
Lab	47%	3.00% - 4.50%	3.00% - 4.50%
Outpatient Medical	42%	**2.75% - 3.75%**	2.50% - 3.50%
CCRC	11%	**7.00% - 11.00%**	5.00% - 10.00%
CCRC Non-Refundable Entrance Fees			
Non-refundable entrance fee amortization		**$79 - $83**	$78 - $82
Non-refundable entrance fee cash receipts		**$105 - $114**	$102 - $112
Sources and Uses			
January and May bond issuances (5.25% coupon)		**$750**	$400
Dispositions[2]		$130	$130
Seller financing repayments		$150 - $200	$150 - $200
Retained Earnings		$135 - $165	$135 - $165
Excess debt capacity (**target mid 5x**)		**$250 - $400**	$300 - $450
Total Sources		**$1,415 - $1,645**	$1,115 - $1,345
Commercial paper (~**5.6%** average rate assumed for 2023)		**$750**	$400
Development (no new development starts assumed for 2023)[3]		**$325 - $425**	$375 - $475
Redevelopment[3]		$175 - $225	$175 - $225
1st generation TIs / revenue enhancing / ICE[3]		$150 - $200	$150 - $200
Acquisitions[2]		$14	$14
Other		$0 - $30	$0 - $30
Total Uses		**$1,415 - $1,645**	$1,115 - $1,345

2023 Guidance Midpoint Details[4]	Jul 27, 2023	Jun 5, 2023
Total Cash (Adjusted) NOI	**$1,181**	$1,178
GAAP NOI Adjustments		
Straight-line rents	$30	$30
Amortization of (above) / below market rents	$25	$25
Lab deferred revenue due to TI completion delays[5]	($10)	($10)
Other[6]	**$10**	$7
Total GAAP NOI	**$1,236**	$1,230
FFO Adjustments		
Interest income	$22	$22
General and administrative (excl. restructuring and severance)	($90)	($90)
Interest expense	($202)	($202)
Other[6]	$5	$5
Diluted FFO as adjusted	**$971**	$965
Diluted FFO as adjusted per common share	***$1.73 - $1.77***	*$1.71 - $1.77*
AFFO Adjustments		
Straight-line rents	($30)	($30)
Amortization of above / (below) market rents	($25)	($25)
Lab deferred revenue due to TI completion delays[5]	$10	$10
Stock-based compensation amortization expense	$15	$15
Amortization of deferred financing costs	$10	$10
AFFO capital expenditures[3]	($105)	($105)
Other[6]	($5)	($5)
Diluted AFFO	**$841**	$835
Diluted AFFO per common share	***$1.49 - $1.53***	*$1.47 - $1.53*

(1) 2023 guidance excludes CARES Act grants in 2023 and 2022. Note: 2022 results included $7.8 million of total CARES Act grants, of which $6.8 million is related to the CCRC Same-Store portfolio.
(2) Dispositions include two Lab assets and two Outpatient Medical assets sold in 1Q23. Acquisitions include two land parcel purchases that closed in January and May 2023, and an acquisition of the remaining 80% interest for an Outpatient Medical building that closed in April 2023. No additional acquisition or disposition activity is assumed in 2023 guidance.
(3) Includes our share of unconsolidated JVs.
(4) Midpoint estimates presented are intended to be points on a range for the major components underlying Healthpeak's 2023 guidance.
(5) Deferred revenue recognition impact related to certain leases, accounting rules do not allow recognition of rental revenue in FFO until tenant improvement projects are substantially completed even if cash rent is received from the tenant.
(6) Other GAAP NOI items include various small items. Other FFO items include other income, income tax, unconsolidated JV FFO adjustments and various other items. Other AFFO items include deferred income tax, unconsolidated JV AFFO adjustments and various other items.

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Adjusted Funds From Operations ("AFFO")*

See the "Adjusted Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our CCRC segment, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include expense recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("Nareit") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Glossary

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds From Operations ("Nareit FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding Nareit FFO and FFO as Adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income ("NOI") and Cash (Adjusted) NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Cash (Adjusted) NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash (Adjusted) NOI include the Company's pro rata share of NOI and Cash (Adjusted) NOI from its unconsolidated JVs and exclude noncontrolling interests' pro rata share of NOI and Cash (Adjusted) NOI from consolidated joint ventures. See the "Net Operating Income ("NOI") and Cash (Adjusted) NOI" definition included in the accompanying Discussion and Reconciliation of Non-GAAP Financial Measures for further information regarding the impact of the Company's pro rata share on these measures.

Occupancy

For lab buildings and outpatient medical buildings, Occupancy represents the percentage of total rentable square feet leased where leases have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available based on units. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants/borrowers without independent verification by us.

Portfolio Adjusted NOI*

Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.

Portfolio Operating Expenses and Portfolio Cash Operating Expenses*

Portfolio Operating Expenses and Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent Portfolio Operating Expenses after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Portfolio Income*

Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs. Management believes that Portfolio Income is an important supplemental measure because it provides relevant and useful information regarding our performance; specifically, it is a measure of our property level profitability of the Company inclusive of interest income. Management believes that net income (loss) is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items.

Glossary

Portfolio Real Estate Revenues* and Portfolio Cash Real Estate Revenues*

Portfolio Real Estate Revenues and Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Projected Stabilized Yield

Projected Cash (Adjusted) NOI at Stabilization divided by the expected total development costs.

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease and leases in assets designated as Held for Sale.

REVPOR*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR relates to our Other non-reportable segment.

REVPOR CCRC*

The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same-Store ("SS")*

Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Same-Store NOI and Adjusted NOI (see NOI definition above for further discussion regarding our use of pro-rata share information and its limitations). Same-Store NOI and Adjusted NOI exclude government grant income under the CARES Act. Same-Store Adjusted NOI also excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.

Secured Debt Ratio*

Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Share of Consolidated Joint Ventures ("JVs")

Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.

Share of Unconsolidated Joint Ventures

Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Stabilized / Stabilization

Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered Stabilized after 12 months in operations under a consistent reporting structure.

Total Market Equity

The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits).

Units/Square Feet/Capacity

Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Lab buildings and outpatient medical buildings are measured in square feet, excluding square footage for development or square footage removed from service for redevelopment properties prior to completion. Capacities are presented at 100% ownership share.

* Non-GAAP Supplemental Measures
Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at https://ir.healthpeak.com/quarterly-results.

Adjusted EBITDAre and Adjusted Fixed Charge Coverage

Dollars in thousands

NET INCOME TO ADJUSTED EBITDAre

	Three Months Ended June 30, 2023	
Net income (loss)	$	**56,199**
Interest expense		49,074
Income tax expense (benefit)		1,136
Depreciation and amortization		197,573
Other depreciation and amortization		1,162
Loss (gain) on sales of real estate		(4,885)
Loss (gain) upon change of control		(234)
Share of unconsolidated JV:		
Interest expense		220
Income tax expense (benefit)		235
Depreciation and amortization		5,893
EBITDAre	$	**306,373**
Transaction-related items[1]		637
Other impairments (recoveries) and losses (gains)[1]		2,835
Restructuring and severance-related charges		1,368
Casualty-related charges (recoveries)[1]		(795)
Stock-based compensation amortization expense		4,245
Impact of transactions closed during the period[2]		(279)
Adjusted EBITDAre	$	**314,384**
ADJUSTED FIXED CHARGE COVERAGE		
Interest expense, including unconsolidated JV interest expense at share		49,294
Capitalized interest, including unconsolidated JV capitalized interest at share		14,518
Fixed Charges	$	**63,812**
Adjusted Fixed Charge Coverage		**4.9x**

(1) This amount includes the corresponding line on the Funds from Operations reconciliation of this Earnings Release and Supplemental Report excluding the related tax impact included in the adjustment for income tax expense (benefit) above.
(2) Adjustment reflects the impact of transactions that closed during the period as if the transactions were completed at the beginning of the period.

Debt Ratios

As of and for the quarter ended June 30, 2023, dollars in thousands

FINANCIAL LEVERAGE

		June 30, 2023
Enterprise Debt	$	6,608,550
Enterprise Gross Assets		19,597,489
Financial Leverage		33.7%

SECURED DEBT RATIO

		June 30, 2023
Mortgage debt	$	343,766
Share of unconsolidated JV mortgage debt		39,898
Enterprise Secured Debt	**$**	**383,664**
Enterprise Gross Assets		19,597,489
Secured Debt Ratio		2.0%

NET DEBT TO ADJUSTED EBITDAre

		Three Months Ended June 30, 2023
Net Debt	$	6,406,650
Annualized Adjusted EBITDAre[(1)]		1,257,536
Net Debt to Adjusted EBITDAre		5.1x

(1) For the three months ended, represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

COMPANY Information

BOARD OF DIRECTORS

KATHERINE M. SANDSTROM
Chair of the Board, Healthpeak Properties, Inc.
Former Senior Managing Director,
Heitman LLC

SCOTT M. BRINKER
President and Chief Executive Officer, Healthpeak Properties, Inc.

BRIAN G. CARTWRIGHT
Former General Counsel,
U.S. Securities and Exchange Commission

JAMES B. CONNOR
Former Chairman and Chief Executive Officer,
Duke Realty Corporation

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

SARA GROOTWASSINK LEWIS
Founder and Chief Executive Officer,
Lewis Corporate Advisors, LLC

EXECUTIVE MANAGEMENT

SCOTT M. BRINKER
President
Chief Executive Officer

PETER A. SCOTT
Chief Financial Officer

THOMAS M. KLARITCH
Chief Operating Officer

JEFFREY H. MILLER
General Counsel

SCOTT R. BOHN
Chief Development Officer
Co-Head of Lab

ADAM G. MABRY
Chief Investment Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

LISA A. ALONSO
Executive Vice President
Chief Human Resources Officer

ANKIT B. PATADIA
Executive Vice President
Treasurer, Corporate Finance



Forward-Looking Statements & Risk Factors

Statements contained in this supplemental report that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions; and (ii) the information presented in the section titled "2023 Guidance Information." Pending acquisitions, dispositions, joint venture transactions, leasing activity, and financing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: macroeconomic trends, including inflation, interest rates, labor costs, and unemployment; the ability of our existing and future tenants, operators, and borrowers to conduct their respective businesses in a manner that generates sufficient income to make rent and loan payments to us; the financial condition of our tenants, operators, and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement activity risks, including project abandonments, project delays, and lower profits than expected; changes within the industries in which we operate; significant regulation, funding requirements, and uncertainty faced by our lab tenants; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our properties operated through RIDEA structures; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions, and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose or exercise rights on collateral securing our real estate-related loans; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions; the potential impact on us and our tenants, operators, and borrowers from litigation matters, including rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; epidemics, pandemics, or other infectious diseases, including Covid, and health and safety measures intended to reduce their spread; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions, or breaches; increased borrowing costs, including due to rising interest rates; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; bank failures or other events affecting financial institutions;

Continued



The Chandlery at the Shore
South San Francisco, CA

Forward-Looking Statements & Risk Factors (concluded)

the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; our ability to maintain our qualification as a REIT; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; and other risks and uncertainties described from time to time in our Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

The information in this supplemental report should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on our website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this supplemental report.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers' experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, such surveys and market research are subject to assumptions, estimates and other uncertainties and the Company has not independently verified this information.

For more information, contact Andrew Johns, Senior Vice President - Investor Relations, at (720) 428-5050.



The Boardwalk
San Diego, CA

Corporate HQ, Denver, CO

4600 South Syracuse Street, Suite 500
Denver, CO 80237
(720) 428 - 5050

South San Francisco, CA

101 Oyster Point Boulevard, Suite 102
South San Francisco, CA 94080

Irvine, CA

1920 Main Street, Suite 1200
Irvine, CA 92614

San Diego, CA

420 Stevens Avenue, Suite 170
Solana Beach, CA 92075

Nashville, TN

3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

Boston, MA

68 Moulton Street, Suite 200
Cambridge, MA 02138

Healthpeak® PROPERTIES

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